EXHIBIT 4.1

[CMGI LOGO]

NUMBER	SHARES
COMMON STOCK	COMMON STOCK

CMGI, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP: 125750 10 9
SEE REVERSE FOR RESTRICTIONS ON TRANSFER

THIS IS TO CERTIFY THAT:

IS THE OWNER OF:

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,

PAR VALUE $.01, OF

CMGI, Inc. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-Laws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Thomas Oberdorf	/s/ George A. McMillan
Chief Financial Officer and Treasurer	President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
American Stock Transfer & Trust Company

TRANSFER AGENT AND REGISTRAR
By:
Authorized Signature

[SEAL]

CMGI, INC.
Corporate 1986 Delaware *

CMGI, INC. (the “Corporation”) will furnish without charge to each stockholder who so requests from its Secretary the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	____________ Custodian _____________
TEN ENT	-	as tenants by the entireties		(Cust)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act _______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

(The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.)
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 174Ad-15.

The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation of the Corporation and amendments thereto filed with the Secretary of State of the State of Delaware.